Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

Revenue up 9% Quarter-over-Quarter to $56.2 Million, Record Annual Revenue of $241 Million

Conference Call to be Webcast Today at 2:30 p.m. Pacific Time

SAN DIEGO, Calif., February 1, 2012 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its fourth quarter and fiscal year results for the period ended December 31, 2011. Entropic reported fourth quarter net revenues of $56.2 million, an increase of 9 percent compared with $51.5 million in the third quarter of 2011.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s fourth quarter net income was $2.3 million, or $0.03 per share (diluted). This compares with GAAP net income of $4.6 million, or $0.05 per share (diluted) in the third quarter of 2011. Non-GAAP net income in the fourth quarter was $10.2 million, or $0.12 per share (diluted), compared to non-GAAP net income of $10.4 million, or $0.12 per share (diluted) in the third quarter of 2011.

Net revenues for the year ended December 31, 2011 were $240.6 million, an increase of 14 percent from the $210.2 million reported for the year ended December 31, 2010. Net income computed in accordance with GAAP for the year ended December 31, 2011 was $26.6 million, or $0.30 per share (diluted), compared with GAAP net income of $64.7 million, or $0.82 per share (diluted), for the year ended December 31, 2010. Note that GAAP net income for the year-ended December 31, 2010 included a $31.6 million one-time, non-cash tax benefit associated with the reversal of the valuation allowance related to certain deferred tax assets. A reconciliation of the comparable GAAP financial measures to the non-GAAP measures used in this release is included in the attached tables.

Non-GAAP net income for the year ended December 31, 2011 was $55.3 million, or $0.62 per share (diluted), compared to non-GAAP net income of $45.2 million, or $0.55 per share (diluted) for the year ended December 31, 2010.

“We are very pleased with our resumption of revenue growth in the fourth quarter and our overall performance for the year. We delivered record full-year revenue and non-GAAP earnings, and shipped more MoCA and CSS chipsets this year than any other year in the Company’s history,” said Patrick Henry, president and CEO, Entropic Communications. “We are continuing to build on our leadership position with the world’s first MoCA 2.0 silicon solution and believe we will benefit from continued HDTV, DVR and multi-room DVR penetration worldwide, as well as the paradigm shift around streaming IP-based video and multimedia content and services throughout the home. With our industry-leading chipset roadmap, coupled with a deep bench of global partners, we are poised to capitalize on the rising consumer demand to stream high definition video content to fixed and portable devices — in the home or on the go. This shift has created market opportunities to bring new silicon solutions to market that will effectively change the way consumers experience digital entertainment.”

-more-

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

	Three Months ended			Years ended Dec. 31,
(In millions, except per share data)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	2011	2010
Net revenues	$56.2	$51.5	$70.8	$240.6	$210.2
GAAP net income	$2.3	$4.6	$48.6	$26.6	$64.7
GAAP net income per share (basic)	$0.03	$0.05	$0.58	$0.31	$0.86
GAAP net income per share (diluted)	$0.03	$0.05	$0.55	$0.30	$0.82

Non-GAAP net income[1]	$10.2	$10.4	$20.3	$55.3	$45.2
Non-GAAP net income per share[1] (diluted)	$0.12	$0.12	$0.22	$0.62	$0.55

1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

Recent Highlights

Business Actions

•

Trident Microsystems: On January 18, 2012, Entropic entered into an asset purchase agreement as “stalking horse” bidder to purchase certain assets of Trident Microsystems’ set-top box (STB) system on a chip (SoC) business. The closing of the acquisition, expected to occur in the first quarter of 2012, remains subject to higher or otherwise better offers and customary closing conditions.

New Wins and Deployments

•

Entropic Powers the Pace HR34 Home Media Center HD-DVR for DIRECTV: Entropic’s MoCA® (Multimedia over Coax) silicon has been deployed by Pace plc, a leading developer of digital TV technologies for the pay-TV industry. The HR34 Home Media Center HD-DVR is the satellite industry’s first server-client gateway platform and delivers full DVR capabilities, including trick play and multi-room viewing for each ‘client’ device, or RVU-enabled TV.

•

Vestel Group, a leading European consumer electronics and digital technologies manufacturer, will incorporate Entropic’s EN4020 multi-mode hybrid radio frequency (RF) complementary metal-oxide semiconductor (CMOS) silicon tuner into a variety of its set-top boxes and personal video recorders, to deliver new digital video broadcast terrestrial services to the European market.

Innovative MoCA Reference Designs

•

Multi-band Ethernet-to-Coax Adapter (ECA) Reference Design: Entropic unveiled at CES2012 the first-ever multi-band MoCA ECA reference design based on the EN2580, Entropic’s fourth generation MoCA 1.1 silicon solution. This reference design works across multiple pay-TV service networks, including cable, satellite and telco, by automatically detecting, configuring and joining an in-home MoCA network to deliver the fastest entertainment networking speeds.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

•

MoCA-to-WiFi® Access Points and Router Reference Designs with Qualcomm Atheros: New designs from the Entropic-Qualcomm Atheros collaboration will enable service providers and OEM/ODMs to deliver MoCA-to-Wi-Fi range extender products to create a high performance whole-home network using existing coaxial cable infrastructure. The reference design solution is fully compliant with the IEEE P1905.1 Draft Standard.

•

MoCA 2.0 Transcoding Reference Design: Entropic and Zenverge, Inc. introduced a joint reference design, combining Zenverge’s powerful quad high definition (HD) stream transcoding technology with Entropic’s MoCA 2.0 silicon solutions to provide service providers a scalable way to offer TV everywhere services by enabling their subscribers the freedom to view their favorite multimedia content on mobile devices.

•	MoCA 2.0 Reference Designs with Marvell: Entropic and Marvell (Nasdaq: MRVL) introduced joint reference designs based on MoCA 2.0 including a broadband router and an IP-set top box.

New Consumer Electronics Products Powered by Entropic’s MoCA Silicon

•

MoCA 2.0-to-Wi-Fi ECAs: Entropic’s MoCA silicon enables consumers to optimize their whole-home wireless entertainment experiences by delivering higher quality connectivity and performance to tablets and smartphones using multiple MoCA-to-Wi-Fi access points in the home. New ECAs are now available from Actiontec via their Multi-LAN Network Adapter (Model #: WCB2500M), Wi3 via their WiPNET system and ACEEX via their MoCA-to-Wi-Fi ODM adapter.

New Silicon Product Introductions

•

EN5288 Channel Stacking Switch (CSS) silicon: Entropic unveiled its third generation CSS silicon, the EN5288, specifically designed to address single family home requirements of the global direct broadcast satellite (DBS) market. The EN5288 offers the lowest bill of material component count, smallest package size and is Entropic’s most power-efficient CSS product to date.

Entropic Empowers the Home Network at CES2012

•

Backward interoperability of MoCA 2.0 devices with MoCA 1.0 and 1.1 demonstrated how applications – such as multi-room DVR, gaming, over the top video, local content distribution and high speed HD streaming – can all be seamlessly supported as service providers and consumers upgrade to MoCA 2.0. Included in this network demonstration was the industry’s first four-port MoCA 2.0 ECAs from NETGEAR.

•

A 16-node MoCA 2.0 network utilizing Entropic’s EN2710 silicon and software platform, transported data with an unmatched aggregate MAC rate in excess of 400 Mbps. A home network with this class of performance would keep service providers, videophiles and even the most demanding gamers engaged with high throughput and a low-latency lag-free entertainment experience.

•

A MoCA 2.0-enabled transcoding solution featuring an integrated Entropic/Zenverge reference design underscored MoCA’s ability to extend connectivity to mobile display devices. This demonstration simultaneously streamed pre-recorded and live broadcast content to up to four devices via real time format conversion. When transcoding is combined with Wi-Fi extension, users of mobile devices can enjoy the freedom of watching HD content on any device and without the hassle of manual format conversion.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

Accolades & Awards

•

2011 ECN Reader’s Choice Award – Entropic’s MoCA 2.0 silicon, the EN2710, was recognized as a winner in the Semiconductors & IC category, highlighting how the EN2710 helps turn existing coax infrastructure into the most reliable whole-home entertainment network.

•	IMS Research TV Innovation Award – Entropic’s EN2710, was named a finalist in the Semiconductor segment.

•

2012 International CES Design and Engineering Award – The Wi3 WiPNET In-Wall Ethernet-over-Coax Adapter, powered by Entropic’s MoCA 1.1 silicon, was honored by CES for its innovative design and effective technology in the Home Networking product category.

For More Information

Entropic management will be holding a conference call today, February 1, 2012, at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time to discuss the Company’s fourth quarter and fiscal year 2011 results and to provide guidance for the first quarter of fiscal year 2012. You may access the conference call via any of the following:

Teleconference:	631-813-4729

Conference ID:	45623723

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	404- 537-3406

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization, the loss related to equity method investment, due diligence and other costs related to the Trident Microsystems transaction, the tax benefit associated with the valuation allowance reversal and the cash tax difference and their related effects on the number of diluted shares used in calculating non-GAAP income per share.

ENTROPIC COMMUNICATIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

Management uses these non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for Entropic’s market penetration and overall market expansion, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth, as well as the purchase of certain assets from Trident Microsystems. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for HD video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; the risk that management’s financial estimates, including estimates used in the calculation of the effective cash tax rate upon which we base our non-GAAP earnings, will be different than expected; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; with respect to the Trident Microsystems transaction, the risk that the acquisition may not be completed due to a higher offer or otherwise; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Finn Partners for Entropic Communications

Chris Fallon

917.974.1667

chris@finnpartners.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for per share information)

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$56,169	$51,465	$70,796	$240,628	$210,237
Cost of net revenues	25,341	22,996	32,764	107,922	98,070

Gross profit	30,828	28,469	38,032	132,706	112,167
Operating expenses:
Research and development	17,626	15,142	13,023	60,065	48,717
Sales and marketing	4,373	4,073	4,376	17,569	17,199
General and administrative	4,425	2,939	3,624	14,568	13,134

Total operating expenses	26,424	22,154	21,023	92,202	79,050

Income from operations	4,404	6,315	17,009	40,504	33,117
Loss related to equity method investment	(700)	(91)	—	(791)	—
Other income, net	278	224	63	904	141

Income before income taxes	3,982	6,448	17,072	40,617	33,258

Income tax provision (benefit)	1,674	1,803	(31,511)	14,053	(31,446)

Net income	$2,308	$4,645	$48,583	$26,564	$64,704

Net income per share - basic	$0.03	$0.05	$0.58	$0.31	$0.86

Net income per share - diluted	$0.03	$0.05	$0.55	$0.30	$0.82

Weighted average number of shares used to compute net income per share - basic	87,017	86,541	83,979	86,258	75,040

Weighted average number of shares used to compute net income per share - diluted	88,600	88,884	88,068	89,018	78,916

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2011	September 30, 2011	December 31, 2010
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,193	$24,722	$98,100
Marketable securities	91,625	105,942	48,275
Accounts receivable	25,896	35,133	18,244
Inventory	20,253	25,780	39,915
Deferred tax assets, current	13,565	2,445	14,307
Prepaid expenses and other current assets	9,927	8,844	6,226

Total current assets	181,459	202,866	225,067
Property and equipment, net	11,250	11,389	11,354
Long-term marketable securities	104,708	58,894	22,386
Deferred tax assets, long-term	9,600	17,304	17,304
Other long-term assets	11,542	11,819	2,697

Total assets	$318,559	$302,272	$278,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,559	$6,138	$18,278
Accrued expenses and other current liabilities	4,078	3,006	3,634
Accrued payroll and benefits	3,835	5,684	6,666

Total current liabilities	19,472	14,828	28,578
Deferred rent	1,098	1,218	1,568
Other long-term liabilities	196	126	72
Stockholders’ equity	297,793	286,100	248,590

Total liabilities and stockholders’ equity	$318,559	$302,272	$278,808

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Years Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income	$2,308	$4,645	$48,583	$26,564	$64,704
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	167	143	128	557	384
Research and development	1,675	1,533	1,397	6,272	5,049
Sales and marketing	541	517	445	1,986	1,558
General and administrative	938	933	968	3,932	3,479

Total stock-based compensation	3,321	3,126	2,938	12,747	10,470
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	—	—	406	—	1,623
Due diligence-related costs	1,415	—	—	1,415	—
Loss related to equity method investment	700	91	—	791	—
Income tax effects of pre-tax adjustments	(1,903)	(1,126)	—	(5,234)	—
Benefit related to the release of deferred tax asset valuation allowance	—	—	(31,591)	—	(31,591)
Cash tax difference (1)	4,368	3,653	—	18,975	—

Total of non-GAAP adjustments	7,901	5,744	(28,247)	28,694	(19,498)

Non-GAAP net income	$10,209	$10,389	$20,336	$55,258	$45,206

Weighted average shares (basic)	87,017	86,541	83,979	86,258	75,040
Adjustment for dilutive shares	1,583	2,343	7,405	2,760	6,663

Weighted average shares (diluted)	88,600	88,884	91,384	89,018	81,703

GAAP net income per share (basic)	$0.03	$0.05	$0.58	$0.31	$0.86
Non-GAAP adjustments detailed above	0.09	0.07	(0.36)	0.31	(0.31)

Non-GAAP net income per share (diluted) (2)	$0.12	$0.12	$0.22	$0.62	$0.55

(1) The Company's non-GAAP net income per share is calculated using the cash tax rate of (8%) and 1% for the three and twelve month periods ended December 31, 2011, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company's operating results. The Company's effective tax rate used for the purposes of calculating GAAP net income for the three and twelve month periods ended December 31, 2011 was approximately 42% and 35%, respectively.

(2) During 2011, the Company changed its methodology for calculating non-GAAP net income per share by using the GAAP share count in the calculation of non-GAAP net income per share, and has reflected the effects of such change for all periods presented in 2011.